First Northern Community Bancorp Announces Nasdaq Capital Market Listing Application Submission
For immediate release
Dixon, Calif., March 24, 2026 — First Northern Community Bancorp (OTCQX: FNRN), the parent company of First Northern Bank, today announced that it has submitted an application to list its common stock on the Nasdaq Capital Market and uplist from the OTCQX Market. The Company is working to satisfy Nasdaq’s quantitative and corporate governance listing requirements. However, there can be no assurance that the Company will satisfy all listing requirements or that Nasdaq will approve the application.
Pursuing a listing on a national exchange reflects the Company’s continued strategic focus on disciplined growth, strong governance, and expanding awareness among a broader range of investors, while maintaining its long-standing commitment to the communities it serves.
“This application represents a meaningful milestone for First Northern and speaks to the progress we’ve made as an organization. We believe a Nasdaq listing would enhance our visibility in the market and support our ongoing commitment to delivering long-term value for our shareholders,” said Jeremiah Smith, President and CEO of First Northern Community Bancorp.
If approved, the Company’s common stock will begin trading on the Nasdaq Capital Market and would no longer trade on the OTCQX Market.
About First Northern Bank
First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, Colusa, and Glenn counties, as well as the west slope of El Dorado County. Experts are available in small business, commercial, real estate, and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Real estate mortgage and small-business loan officers are available by appointment at any of the Bank’s 14 branches, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn, Rancho Cordova, Colusa, Willows, and Orland. Non-FDIC insured Investment and Brokerage Services are also available at every branch location. First Northern Bank is rated as a Veribanc “Green-3 Star Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended September 30, 2025 (www.veribanc.com) and (www.bauerfinancial.com). For additional information, please visit thatsmybank.com or call (707) 678-7742. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
This press release and other public statements may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about the Company’s strategic initiatives, and focus on growth, capital allocation and enhancing shareholder value, and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.
Media Contact:
Mike Webber, Senior Vice President and Director of Marketing & Communications
(916) 570-1235
mwebber@thatsmybank.com